EXHIBIT 2.3

EXHIBIT “B”

FORM OF WARRANT CERTIFICATE

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFER OR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION OR ITS TRANSFER AGENT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE [●], [●], 2025.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (EASTERN TIME) ON  [●][●], 2029.

WARRANT CERTIFICATE

QUANTUM BIOPHARMA LTD.

(Incorporated under the laws of the Province of British Columbia)

CERTIFICATE NUMBER: 2024-12-00[●]	NUMBER OF WARRANTS: [●]

CLASS B SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, [●] of [●] or its lawful assignee (the “Holder”) is entitled to subscribe for and purchase up to [●] fully paid and non-assessable Class B shares without par value of Quantum Biopharma Ltd. (collectively, the “Shares” and individually, a “Share”) at any time on or before 5:00 p.m. Eastern Time on December [●], 2029 (the “Expiry Date”), at a price of $5.25 per Share, subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule “A” and forming part hereof.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a Share) by surrender of this Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix “B”, duly completed and executed, to Quantum Biopharma Ltd. (the “Company”) at 55 University Avenue, Suite 1003, Toronto, Ontario, M5J 2H7, Attention: Zeeshan Saeed, or by email to zsaeed@quantumbiopharma.com, or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Shares subscribed for, or such other payment as requested or approved by the Company. The Holder is advised to read “Instruction to Holders” attached hereto as Appendix “A” for details on how to complete the Warrant Exercise Form (as such term is defined in Schedule “A”).

[Remainder of page intentionally left blank. Signature page follows.]

Exhibit B-1

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED for reference this         day of _______, 20__.

QUANTUM BIOPHARMA LTD.

Per:
Authorized Signing Officer

Exhibit B-2

SCHEDULE “A”

 TERMS AND CONDITIONS

ATTACHED TO CLASS B SHARE PURCHASE WARRANTS

ISSUED BY QUANTUM BIOPHARMA LTD.

(the “Company”)

Each Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1 In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

(b)	“Company” means Quantum Biopharma Ltd. and includes any successor corporations.

(c)	“Eastern Time” means the local time in Toronto, Ontario, Canada.

(d)	“Exchange” means the Canadian Securities Exchange, or such other stock exchange on which the Shares principally trade.

(e)	“Exercise Price” means $5.25 per Share or as may be adjusted as per §5.2.

(f)	“Expiry Date” means the date defined as such on the face page of the Warrant Certificate.

(g)	“Expiry Time” means 5:00 p.m. Eastern Time on the Expiry Date.

(h)	“Holder” means the registered holder of a Warrant.

(i)	“Issue Date” means December [●], 2024.

(j)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning.

(k)	“Shares” or “shares” means the Class B shares in the authorized share structure of the Company, and any shares resulting from any event referred to in §5.2.

(l)	“Warrant” means a warrant as evidenced by this Warrant Certificate, whereby one (1) Warrant entitles the holder thereof to purchase one (1) Share of the Company (subject to adjustment) on or before the Expiry Date at the Exercise Price.

(m)	“Warrant Certificate” means the certificate evidencing the Warrant.

(n)	“Warrant Exercise Form” means Appendix “B” hereof.

(o)	“Warrant Transfer Form” means Appendix “C” hereof.

Exhibit B-3

Interpretation

1.2 In these Terms and Conditions, except as otherwise expressly provided herein:

(a)	The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Warrant Certificate as a whole and not to any particular Part, clause, subclause or other subdivision.

(b)	A reference to a Part means a Part of these Terms and Conditions and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of these Terms and Conditions so designated.

(c)	The headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions.

(d)	All dollar amounts referred to herein are expressed in Canadian funds.

(e)	Time will be of the essence hereof.

(f)	Words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Applicable Law

1.3 The Warrants will be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto and will be treated in all respects as legal contracts under the laws of the Province of Ontario.

PART 2

ISSUE OF WARRANTS

Additional Warrants

2.1 The Company may at any time and from time to time issue warrants or grant options or similar rights to purchase shares in its capital.

Issue in Substitution for Lost Warrants

2.2 In case a Warrant Certificate will become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of, such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate.

2.3 The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.

Holder not a Shareholder

2.4 The holding of a Warrant will not constitute the Holder a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate.

Securities Law Exemption

2.5 The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued only on a basis exempt from the prospectus requirement of applicable securities legislation and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any of such Warrants and/or Shares for resale.

Exhibit B-4

PART 3

OWNERSHIP AND TRANSFER OF WARRANT

Exchange of Warrants

3.1 A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

3.2 Warrants may be exchanged only with the Company. Any Warrants tendered for exchange will be surrendered to the Company and cancelled.

3.3 Subject to compliance with applicable securities laws, the Warrants are transferable on the terms and conditions contained herein and by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form.

Charges for Exchange

3.4 On exchange of Warrants, the Company, except as otherwise herein provided, may charge a reasonable fee for each new Warrant Certificate issued, and payment of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Ownership of Warrants

3.5 The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

3.6 Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate. Any notice so given will be deemed to have been received five days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

Exhibit B-5

PART 4

EXERCISE OF WARRANTS

Method of Exercise of Warrants

4.1 The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque or bank draft payable to, or to the order of, the Company at the address as set out on the Warrant Certificate, or such other form of payment as the Company may request or agree, for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of Canada to the Company at the address as set out on the Warrant Exercise Form.

4.2 Cashless Exercise. In lieu of exercising this Warrant upon payment of the Exercise Price, the Holder may, at its sole option, elect to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrendering this Warrant Certificate and delivering the Warrant Exercise Form with the election thereon to receive the Shares without payment of the Exercise Price (the “Cashless Exercise”). In the event the Cashless Exercise is elected, the Company shall issue to the Holder a number of Shares computed and determined by multiplying the number of Shares as to which this Warrant is then being exercised by a fraction, the numerator of which shall be the amount by which the Fair Market Value (as defined in this Section 4.2) per Share exceeds the Exercise Price and the denominator of which shall be the Fair Market Value per Share. For purposes of this Section 4.2, the “Fair Market Value” means the deemed value of one Share determined by the volume weighted average trading price of the Shares on the Exchange for the five consecutive trading days immediately prior to the election of the cashless exercise.

4.3 For the purposes of this Warrant Certificate, the Exercise Price or any other amount hereunder is required to be converted from U.S. Dollars to Canadian Dollars or from Canadian Dollars to U.S. Dollars, such amount shall be converted based on the Exchange Rate.

For the purposes of this Warrant Certificate, the term “Exchange Rate” on any given date in respect of an amount to be converted from U.S. Dollars to Canadian Dollars means the amount of Canadian Dollars that can be purchased with one U.S. Dollar based on the rate published by, or displayed on the website of, the Bank of Canada on a business day immediately preceding such date, and in respect of an amount to be converted from Canadian Dollars into U.S. Dollars means the inverse of such rate.

Effect of Exercise of Warrants

4.4 Upon surrender and the clearance and settlement of the payment as aforesaid, the Shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Shares on the date of such surrender and payment, and such Shares will be issued at the Exercise Price as may be adjusted in the events and in the manner described herein.

4.5 Within five (5) Business Days after surrender and the clearance and settlement of the payment as aforesaid, the Company will forthwith cause to be delivered to the person in whose name the Shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered. If the Company fails to deliver the certificate representing such Shares to the Holder, or its nominee(s), or assignee(s), as the case may be, within such five (5) Business Day period, the Company shall, subject to the Holder being in compliance with the terms of exercise set out herein, pay to the Holder, in cash, an amount equal to 2% of the payment of the purchase price for the Shares subscribed for, which amount shall accrue daily until such certificate has been delivered to the Holder, or its nominee(s), or assignee(s), as the case may be (the “Delivery Penalty”). Notwithstanding the foregoing, the Delivery Penalty shall not accrue, be payable, or be owed by the Company to the Holder if the Company has submitted, within three (3) Business Days of the receipt such Warrant Exercise Form, the surrender of the Warrant Certificate and clearance and settlement of the payment as aforesaid, a treasury direction to the Company’s transfer agent requesting that certificates or DRS advice statement representing such Shares shall be delivered to the Holder, or its nominee(s), or assignee(s), as applicable.

Subscription for Less than Entitlement

4.6 A Holder may purchase a number of Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing Shares issued on such exercise, and be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

Exhibit B-6

Warrants for Fractions of Shares

4.7 To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate will entitle the Holder to receive a whole number of Shares.

Expiration of Warrants

4.8 After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Exercise Price

4.9 The price per Share which must be paid to exercise a Warrant is the Exercise Price, as may be adjusted in the events and in the manner described herein.

PART 5

ADJUSTMENTS

Adjustments

5.1 Unless there is something in the subject matter or context inconsistent therewith, in this Part 5, the words and terms defined below will have the following respective meanings:

(a)	“Adjustment Period” means the period commencing on the Issue Date and ending at the Expiry Time.

(b)	“Current Market Price” of the Shares at any date means the closing market price per Share of such Shares on the day immediately preceding such date on the Exchange, or, if the Shares are not then listed on any Exchange, then the Current Market Price will be determined by a firm of chartered accountants appointed by the Company (who may be auditors of the Company) and acceptable to the Holder, acting reasonably.

(c)	“director” means a director of the Company for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Company as a board or, whenever empowered, action by the executive committee of such board.

(d)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

5.2 The Exercise Price and the number of Shares issuable to the Holder will be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Company:

(i)	fixes a record date for the issue of, or issues, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

(ii)

fixes a record date for the distribution to, or makes a distribution to, the holders of all or substantially all of the Shares payable in Shares or securities exchangeable for or convertible into Shares;

(iii)	subdivides the outstanding Shares into a greater number of Shares; or

(iv)	consolidates the outstanding Shares into a lesser number of Shares;

(any of such events in subparagraphs (i), (ii), (iii) and (iv) above being herein called a “Class B share Reorganization”), the Exercise Price will be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Class B share Reorganization and the effective date of the Class B share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

Exhibit B-7

(I)	the numerator of which will be the number of Shares outstanding on such record date or effective date before giving effect to such Class B share Reorganization; and

(II)

the denominator of which will be the number of Shares that will be outstanding immediately after giving effect to such Class B share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Shares at no additional cost to the holder thereof the number of Shares that would be outstanding had such securities all been exchanged for or converted into Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this §5.2(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Shares, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price that would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such rights.

(b)	If at any time during the Adjustment Period the Company fixes a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per Share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per Share at the date of issue of such securities) of less than 95% of the Current Market Price of the Shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price, subject to the approval of the Exchange, if required, will be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which will be the aggregate of:

(I)	the number of Shares outstanding on the record date for the Rights Offering; and

(II)	the quotient determined by dividing:

(A)

either (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(B)	the Current Market Price of the Shares as of the record date for the Rights Offering; and

Exhibit B-8

(ii)	the denominator of which will be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering

(including in the case of the issue or distribution of securities exchangeable for or convertible into Shares the number of Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this §5.2(b)(ii), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, will be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Share, as the case may be. Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this §5.2(b)(ii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this §5.2(b)(ii), the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price that would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such rights.

(c)	If at any time during the Adjustment Period there occurs:

(i)

a reclassification or redesignation of the Shares, any change of the Shares into other shares or securities or any other capital reorganization involving the Shares, other than a Class B share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Company with or into any other body corporate that results in a reclassification or redesignation of the Shares or a change of the Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), then after the effective date of the Capital Reorganization the Holder will be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares that the Holder was at such time entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(d)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price occurs pursuant to the provisions of §5.2(a), §5.2(b) or §5.2(c), then the number of Shares purchasable upon the subsequent exercise of the Warrants will be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction that is the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

Exhibit B-9

5.3	The following rules and procedures will be applicable to any adjustments made pursuant §5.2:

(a)	Subject to the following provisions of this §5.3, any adjustments made will be made successively whenever an event referred to in §5.2 occurs.

(b)

No adjustment in the Exercise Price will be required unless the adjustment would result in a change of at least one percent (1%) in the Exercise Price then in effect and no adjustment will be made in the number of Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments that, except for the provisions of this paragraph, would otherwise have been required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of §5.2, no adjustment of the Exercise Price will be made that would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Shares).

(c)

If at any time during the Adjustment Period the Company takes any action affecting the Shares, other than an action or an event described in §5.2, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder under this Warrant, the Exercise Price and/or the number of Shares purchasable under this Warrant will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval, including approval of the Exchange (or such other stock exchange or quotation system on which the Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Company affecting the Shares will be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(d)

No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants will be made in respect of any event described in §5.2 if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to, or on, the record date or effective date, as the case may be, of such event.

(e)

If the Company sets a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandons its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants will be required by reason of the setting of such record date and any such adjustment that has been made will be reversed.

(f)

In any case in which this Warrant requires that an adjustment become effective immediately after a record date for an event referred to in §5.2, the Company may defer, until the occurrence of such event:

(I)

issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Holder any distribution declared with respect to such additional Shares after such record date and before such event,

provided, however, that the Company delivers to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants.

Exhibit B-10

(g)

As a condition precedent to the taking of any action that would require an adjustment pursuant to §5.2, the Company will take any action that may, in the opinion of the Company’s legal counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all of the Shares that the Holder is entitled to receive in accordance with the provisions of this Warrant.

(h)

All adjustments to the Exercise Price or the number of Shares purchasable pursuant to this Warrant are subject to the prior approval of the Exchange (or such other stock exchange or quotation system on which the Shares are then listed and posted (or quoted) for trading, as applicable). The Company shall keep the Holder, or its agent, reasonably updated and informed with respect to such approval process.

(i)

In the event that the Exchange (or such other stock exchange or quotation system on which the Shares are then listed and posted (or quoted) for trading, as applicable) or any securities regulatory body of an applicable jurisdiction does not approve a requested downward adjustment to the Exercise Price as provided for under this Warrant Certificate, then such adjustment shall be reduced to the maximum permitted price, and any such shortfall will be paid to the Holder in cash, securities, or a combination thereof by the Company, at the reasonable discretion of the board of directors of the Company, to achieve a substantially similar economic result to the Holder subject to compliance with the rules and policies of the Exchange (or such other stock exchange or quotation system on which the Shares are then listed and posted (or quoted) for trading, as applicable) or applicable securities regulatory body.

(j)

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in this Part 5, such questions will be conclusively determined by a firm of chartered accountants appointed by the Company (who may be auditors of the Company) and acceptable to the Holder, acting reasonably, and such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Holder.

Hold Period

5.4 The Shares received by the Holder upon the exercise of the Warrants may be subject to restrictions on resale under the Securities Act (Ontario), the rules and policies of the Exchange and/or other applicable securities laws.

PART 6

COVENANTS BY THE COMPANY

Reservation of Shares

6.1 The Company will reserve, and there will remain unissued out of its authorized share structure, a sufficient number of shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

PART 7

MODIFICATION OF TERMS, SUCCESSORS

Modification of Terms and Conditions for Certain Purposes

7.1 From time to time the Company may, subject to the provisions of the Warrant Certificate and the policies of the Exchange, modify the terms and conditions hereof, without the prior consent of the Holder, for the purposes of:

(a)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the reasonable opinion of counsel for the Company, are necessary or advisable in the circumstances for the protection of the Warrantholders;

Exhibit B-11

(b)	Making such provisions not inconsistent herewith as may be necessary or desirable for the purpose of obtaining a listing or quotation of Warrants on any stock exchange, bourse or quotation system;

(c)

Adding to or altering the provisions hereof in respect of: (i) the registration of Warrants; (ii) the exchange of Warrant Certificate of different denominations, and (iii) making any modification in the form of Warrant Certificate; which do not affect the substance thereof;

(d)	For any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; or

(e)	To evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Part 7.

Company may Amalgamate on Certain Terms

7.2 Nothing herein contained will prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Company will, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company and will succeed to and be substituted for the Company, and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate as may be appropriate in view of such amalgamation, merger or transfer.

Additional Financings

7.3 Nothing herein contained will prevent the Company from issuing any other securities or rights during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.

Limitation on Exercise (9.9% Limit)

7.4 The Holder agrees that it shall be prohibited from exercising any Warrants represented by this Warrant Certificate if the aggregate number of Shares owned or controlled, directly or indirectly, by the Holder and any affiliates of the Holder (including Shares of which the Holder has deemed beneficial ownership under applicable securities law), collectively, as a result of such exercise would equal or exceed 10% of the issued and outstanding Shares calculated on the date of exercise of the Warrants. To the extent the above limitation applies, the determination of whether any Warrants shall be exercisable (vis-à-vis other convertible, redeemable, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, redeemable, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to the above limitation, be determined on the basis of the first submission to the Company for conversion, exercise, redemption or exchange (as the case may be). No prior inability to exercise any Warrants represented by this Warrant Certificate or to issue Shares pursuant to this Section 7.4 shall have any effect on the applicability of the provisions of this Section 7.4 with respect to any subsequent determination of exercisability.

Miscellaneous

7.5 All notices or other communications to be given under this Warrant Certificate shall be delivered by hand, by post or by electronic mail and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by post, on the third business day next following the post thereof, and, if sent by electronic mail, on the date of transmission if sent before 5:00 p.m., Toronto time, on a business day or, if sent after 5:00 p.m., Toronto time, or such day is not a business day, on the first business day following the date of transmission.

Exhibit B-12

APPENDIX “A”

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” and deliver the Warrant Certificate(s) to the Company, indicating the number of Class B shares to be acquired.

TO TRANSFER:

To transfer Warrants, and subject to compliance with applicable securities laws, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix “C” and deliver the Warrant Certificate(s) to the Company. The Company may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Quantum Biopharma Ltd.

55 University Avenue, Suite 1003

Toronto, Ontario, M5J 2H7

Attention: Zeeshan Saeed

[End of Appendix “A”]

Exhibit B-13

APPENDIX “B”

WARRANT EXERCISE FORM

TO:	Quantum Biopharma Ltd.
55 University Avenue, Suite 1003 Toronto, Ontario, M5J 2H7

Attention: Chief Financial Officer

1. Exercise

The undersigned hereby subscribes for ____________________Class B shares (the “Shares”) of the Corporation according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Address for Delivery of Shares:

Attention:

Exercise Price Tendered ($5.25 per Share or as adjusted) $___________________

2. Cashless Exercise

The undersigned hereby elects to exercise the Warrants to acquire Shares through “cashless exercise” in the manner specified in Section 4.2 of the Warrant Certificate. This method of exercise is used with respect to ___________________________Warrants.

By checking the applicable line below, the undersigned represents, warrants and certifies as follows (only one of the following must be checked):

A.	☐

at the time of execution of this Warrant Exercise Form, it (and any person named hereunder to which Shares are to be issued) (i) is not a U.S. person or a person within the United States and is not exercising the Warrants on behalf of a U.S. person or a person within the United States; and (ii) did not execute or deliver this Warrant Exercise Form in the United States;

(For purposes hereof, “United States” and “U.S. person” shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933 (the “U.S. Securities Act”));

or

B.	☐

it is furnishing herewith a written opinion of counsel of recognized standing or other evidence (which must be satisfactory to the Corporation) to the effect that the Shares issuable upon exercise of the Warrants have been registered under the United States Securities Act of 1933, as amended, and applicable state securities laws or are exempt from registration requirements thereunder.

Note: The undersigned understands that unless Box A above is checked, the certificate representing the Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Exhibit B-14

•

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B above is checked. If Box B is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

Dated at                                            , this        day of                                 , 20        .

)
)
)
)
Witness:	)	HOLDER'S NAME
)
	)	AUTHORIZED SIGNATURE
)
	)	TITLE (IF APPLICABLE)

[End of Appendix “B”]

Exhibit B-15

APPENDIX “C”

WARRANT TRANSFER FORM

TO:	Quantum Biopharma Ltd.
55 University Avenue, Suite 1003 Toronto, Ontario, M5J 2H7

Attention: Zeeshan Saeed

FOR VALUE RECEIVED, the undersigned holder of the within Warrants hereby sells, assigns and transfers to                                                                                                                                           ,                                      Warrants of Quantum Biopharma Ltd. (the “Company”) registered in the name of the undersigned on the records of the Company and irrevocably appoints                                                   the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

DATED this                      day of                                  , 202    .

Signature of Warrant Holder	Signature Guaranteed

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the Class B shares issuable upon exercise thereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix “C”]

Exhibit B-16